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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  MARCH 30, 2005

                         LIBERTY GROUP PUBLISHING, INC.

               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                    333-46957               36-4197635
       ---------------               ------------           ---------------
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
     of Incorporation)               File Number)         Identification No.)

                          3000 DUNDEE ROAD, SUITE 202
                           NORTHBROOK, ILLINOIS 60062

             (Address of Principal Executive Offices and Zip Code)

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Registrant's telephone number, including area code:   (847) 272-2244


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01  OTHER EVENTS

         On March 29, 2005, Liberty Group Operating, Inc. ("Operating), a wholly owned subsidiary of Liberty Group Publishing, Inc. (the "Company"), borrowed $180.0 million principal amount of the Term Loan B under its Credit Agreement with a syndicate of financial institutions led by Wells Fargo Bank, National Association.

         On March 30, 2005, Operating used the foregoing proceeds, together with cash on hand, to redeem in full all of its outstanding 9 3/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes") in accordance with the Indenture for the Senior Subordinated Notes. As of March 30, 2005, interest on the Senior Subordinated Notes ceases to accumulate, and the only remaining right of the holders of the Senior Subordinated Notes is to receive payment of the redemption price thereon. The redemption price consisted of 101.563% of the aggregate principal amount thereof, plus accrued and unpaid interest to March 30, 2005 (collectively, $185,579,025).



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 30, 2005              LIBERTY GROUP PUBLISHING, INC.


                                   By:  /s/ Kenneth L. Serota
                                      -----------------------------------------
                                   Name:  Kenneth L. Serota
                                   Title: President, Chief Executive Officer
                                          and Chairman of the Board of Directors